UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard

Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported by Regis Corporation (the “Company”) in its Form 8-K filed on January 30, 2012, Randy L. Pearce informed the Company of his intention to retire as President and as a member of the Board of Directors (the “Board”) effective June 30, 2012, the end of the Company’s 2012 fiscal year.

In the interim, Eric A. Bakken, currently serving as Executive Vice President, General Counsel and Business Development and Interim Chief Operating Officer, will also perform the function of principal executive officer while the Company continues to search for a new Chief Executive Officer.

Mr. Bakken, age 45, has served as Executive Vice President of the Company since 2010.  He served as Senior Vice President from 2006 to 2009, General Counsel from 2004 to 2006, as Vice President, Law from 1998 to 2004 and as a lawyer to the Company from 1994 to 1998.  Mr. Bakken will hold his office until a successor has been duly elected, or until his prior resignation or removal.

No new compensatory arrangements were entered into with Mr. Bakken in connection with his performance as interim principal executive officer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: June 29, 2012	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary